Exhibit 99.3

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Statutory Financial Statements

December 31, 2005 and 2004

(With Independent Auditors’ Report Thereon)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Independent Auditors’ Report

The Board of Directors

GE Life and Annuity Assurance Company:

We have audited the accompanying statutory statements of admitted assets, liabilities, and capital and surplus of GE Life and Annuity Assurance Company (the Company) as of December 31, 2005 and 2004, and the related statutory statements of summary of operations, changes in capital and surplus, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described more fully in note 1 to the statutory financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the State Corporation Commission, Bureau of Insurance of the Commonwealth of Virginia, which practices differ from U.S. generally accepted accounting principles. The effects on the financial statements of the variances between the statutory accounting practices and U.S. generally accepted accounting principles also are described in note 1.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with U.S. generally accepted accounting principles, the financial position of GE Life and Annuity Assurance Company as of December 31, 2005 and 2004, or the results of its operations or its cash flows for the years then ended.

Also, in our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of GE Life and Annuity Assurance Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, on the basis of accounting described in note 1.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included on the Schedule of Selected Data, Supplemental Investment Risk Interrogatories, and Summary Investment Schedule is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP

Richmond, Virginia

May 24, 2006

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus

December 31, 2005 and 2004

(Dollar amounts in millions, except share amounts)

	2005	2004
Admitted Assets
Investments:
Bonds	$4,931.5	$6,578.3
Preferred stocks	2.6	2.6
Mortgage loans	1,001.3	1,172.3
Real estate	3.5	3.7
Policy loans	158.3	148.4
Cash and short-term investments	301.1	35.0
Limited partnership interests	55.3	51.1
Receivable for securities	8.8	6.1
Derivative instruments	6.6	0.5

Total cash and invested assets	6,469.0	7,998.0
Reinsurance ceded	18.5	18.8
Deferred income taxes	44.1	53.7
Guaranty association assessments	4.3	4.0
Premiums and accounts receivable	9.6	13.1
Investment income due and accrued	59.6	71.7
Receivable from parent, subsidiaries, and affiliates	5.4	23.2
Receivable for unredeemed mortality and expense fees	6.2	10.2
Separate accounts assets	9,274.6	9,015.5
Other assets	2.3	48.7

Total admitted assets	$15,893.6	$17,256.9

Liabilities and Capital and Surplus
Liabilities:
Aggregate reserves – life and annuity contracts	$5,381.6	$6,680.8
Aggregate reserves – accident and health policies	19.8	21.2
Liability for deposit-type contracts	187.6	167.9
Liability for policy and contract claims	64.1	68.6
Premiums and annuity considerations received in advance	0.4	0.2
Interest maintenance reserve	78.5	108.9
Commissions payable	1.4	2.2
General expenses due and accrued	21.6	42.8
Transfers from separate accounts due or accrued	(109.5)	(53.4)
Taxes, licenses, and fees due and accrued	2.3	3.9
Amounts withheld or retained by company as agent or trustee	5.7	10.2
Remittances and items not allocated	78.6	128.8
Borrowed money	—	10.8
Asset valuation reserve	65.3	86.8
Payable to parent, subsidiary, and affiliates	39.8	57.9
Funds held under coinsurance	270.4	—
Payable for securities	4.8	68.2
Federal and foreign income taxes	7.0	—
Other liabilities	42.9	42.1
Separate accounts liabilities	9,255.3	8,991.5

Total liabilities	15,417.6	16,439.4

Capital and surplus:
Common stock, Class A ($1,000 par value. Authorized 50,000 shares; issued and outstanding 25,651 shares)	25.7	25.7
Preferred stock ($1,000 par value, $1,000 redemption and liquidation value. Authorized 200,000 shares; issued and outstanding 120,000 shares)	120.0	120.0
Paid-in surplus	189.5	189.5
Unassigned surplus	140.8	482.3

Total capital and surplus	476.0	817.5

Total liabilities and capital and surplus	$15,893.6	$17,256.9

See accompanying notes to statutory financial statements.

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Statutory Statements of Summary of Operations

Years ended December 31, 2005 and 2004

(Dollar amounts in millions)

	2005	2004
Revenues:
Premiums and annuity considerations	$1,301.7	$1,478.3
Considerations for supplementary contracts with life contingencies	4.2	3.5
Investment income, net of investment and interest expense of $9.2 in 2005 and $8.3 in 2004	382.7	404.7
Amortization of interest maintenance reserve	26.6	27.8
Separate accounts net gain from operations	0.2	22.5
Commission and expense allowances on reinsurance ceded	73.9	62.0
Income from fees associated with investment management, administration, and contract guarantees from separate accounts	36.7	22.6
Other	(0.8)	(1.5)

Total revenues	1,825.2	2,019.9

Benefits:
Death benefits	138.8	147.2
Annuity benefits	47.0	37.0
Disability benefits and benefits under accident and health policies	58.8	56.0
Surrender benefits and other fund withdrawals	1,712.7	1,209.6
Payments on supplementary contracts with life contingencies	4.2	3.8
Interest and adjustments on policy or deposit-type contract funds	5.0	5.8
Change in aggregate reserves – life and accident and health	(1,310.7)	(472.9)

Total benefits	655.8	986.5

Expenses:
Commissions	102.5	103.8
General insurance expenses	89.1	88.9
Insurance taxes, licenses, and fees	11.4	3.4
Net transfer to separate accounts	813.8	698.3
Other expenses	(0.9)	(0.6)

Total expenses	1,015.9	893.8

Total benefits and expenses	1,671.7	1,880.3

Income before federal income taxes and realized capital losses	153.5	139.6
Federal income tax (benefit) provision	(6.0)	14.2

Income before realized capital losses	159.5	125.4
Realized capital losses, net	(15.1)	(19.6)

Net income	$144.4	$105.8

See accompanying notes to statutory financial statements.

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Statutory Statements of Changes in Capital and Surplus

Years ended December 31, 2005 and 2004

(Dollar amounts in millions, except share amounts)

	Common stock		Preferred stock		Paid-in surplus	Unassigned surplus	Total
	Amount	Shares	Amount	Shares
Balances as of December 31, 2003	$25.7	25,651	$120.0	120,000	$189.5	$227.2	$562.4
Net income	—	—	—	—	—	105.8	105.8
Change in net unrealized capital losses	—	—	—	—	—	20.1	20.1
Change in net deferred income tax	—	—	—	—	—	164.6	164.6
Change in nonadmitted assets	—	—	—	—	—	(179.0)	(179.0)
Change in asset valuation reserve	—	—	—	—	—	(23.9)	(23.9)
Dividends paid to shareholder	—	—	—	—	—	(412.6)	(412.6)
Changes in surplus as a result of reinsurance	—	—	—	—	—	572.5	572.5
Prior period correction	—	—	—	—	—	7.6	7.6

Balances as of December 31, 2004	25.7	25,651	120.0	120,000	189.5	482.3	817.5
Net income	—	—	—	—	—	144.4	144.4
Change in net unrealized capital losses	—	—	—	—	—	10.5	10.5
Change in net deferred income tax	—	—	—	—	—	(214.4)	(214.4)
Change in nonadmitted assets	—	—	—	—	—	203.2	203.2
Change in surplus in separate account statement	—	—	—	—	—	1.4	1.4
Change in asset valuation reserve	—	—	—	—	—	21.5	21.5
Dividends paid to shareholder	—	—	—	—	—	(449.9)	(449.9)
Changes in surplus as a result of reinsurance	—	—	—	—	—	(47.8)	(47.8)
Prior period correction	—	—	—	—	—	(10.4)	(10.4)

Balances as of December 31, 2005	$25.7	25,651	$120.0	120,000	$189.5	$140.8	$476.0

See accompanying notes to statutory financial statements.

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Statutory Statements of Cash Flows

Years ended December 31, 2005 and 2004

(Dollar amounts in millions)

	2005	2004
Cash from operations:
Premiums collected net of reinsurance	$1,309.3	$1,487.9
Net investment income	853.5	438.0
Miscellaneous income	62.4	38.3

Total	2,225.2	1,964.2

Benefit and loss related payments	1,977.5	1,460.2
Net transfers to separate, segregated accounts, and protected cell accounts	866.5	519.5
Commissions, expenses paid, and aggregate write-ins for deductions	226.9	244.6
Federal and foreign income taxes paid (recovered), net tax on capital gains	(22.3)	38.2

Total	3,048.6	2,262.5

Net cash provided by (applied) to operations	(823.4)	(298.3)

Cash from investments:
Proceeds from investments sold, matured, or repaid:
Bonds	2,004.9	1,640.8
Stocks	—	7.9
Mortgage loans	270.6	212.3
Other invested assets	15.6	5.1
Net gains (losses) on cash and short-term investments	—	(0.1)
Miscellaneous proceeds	—	44.4

Total investment proceeds	2,291.1	1,910.4

Cost of investments acquired (long-term only):
Bonds	833.0	1,253.6
Mortgage loans	99.6	232.5
Other invested assets	0.1	4.7
Miscellaneous applications	72.2	0.7

Total investments acquired	1,004.9	1,491.5
Net increase in policy loans and premium notes	9.9	9.9

Net cash provided by (applied to) investments	1,276.3	409.0

Cash from financing and miscellaneous sources:
Cash provided (applied):
Borrowed funds received (applied)	(10.7)	4.5
Net deposits on deposit-type contracts and other insurance liabilities	281.1	1.5
Dividend to shareholder	(449.9)	(40.0)
Other cash (applied)	(7.3)	(122.1)

Net cash provided by (applied to) financing and miscellaneous sources	(186.8)	(156.1)

Reconciliation of cash and short-term investments:
Net change in cash and short-term investments	266.1	(45.4)
Cash and short-term investments at beginning of year	35.0	80.4

Cash and short-term investments at end of year	$301.1	$35.0

See accompanying notes to statutory financial statements.

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(1)	Corporate Structure, Basis of Presentation, and Summary of Significant Accounting Policies

(a)	Corporate Structure

GE Life and Annuity Assurance Company (the “Company”) is a stock life insurance company operating under a charter granted by the Commonwealth of Virginia on March 21, 1871. The Company is licensed as a life insurer in all states except for New York. The Company is owned by General Electric Capital Assurance Company (“GECA” which was renamed Genworth Life Insurance Company as of January 1, 2006) which is owned by GNA Corporation (“GNA”) which is owned by Genworth Financial, Inc. (“Genworth”).

The Company primarily offers the following products: variable annuities, guaranteed investment contracts (“GICs”) and funding agreements. The Company also offers or has offered immediate (fixed), deferred, and variable annuities, structured settlements, term, whole, and universal and variable life insurance, and Medicare supplement insurance. The Company was renamed Genworth Life and Annuity Insurance Company as of January 1, 2006.

In May 2004, in connection with the initial public offering (“IPO”) of the common stock of Genworth Financial, Inc. (“Genworth”), GE Financial Assurance Holdings, Inc., a wholly owned indirect subsidiary of General Electric Company (“GE”), transferred substantially all of its assets to Genworth, including all of the outstanding capital stock of GNA Corporation (“GNA”), the Company’s direct parent. As a result, the Company became an indirect wholly owned subsidiary of Genworth. As of December 31, 2004, approximately 30% of Genworth’s common stock was owned by public shareholders and approximately 70% of Genworth’s common stock was owned by GEFAHI.

In March, September and December 2005, GEFAHI completed secondary offerings of shares of Genworth’s common stock. Concurrently with the March 2005 secondary offering, Genworth repurchased shares of its common stock from GEFAHI. As a result of these transactions, approximately 82% of Genworth’s common stock was owned by public shareholders, and approximately 18% was beneficially owned by GE, as of December 31, 2005. In March 2006, GEFAHI disposed of its remaining ownership interest in Genworth through a secondary offering and a share repurchase by Genworth. As a result of these transactions, Genworth and its subsidiaries, including the Company, are no longer affiliated with GE and its affiliates. Genworth is now the ultimate controlling person of the Company.

In connections with, but prior to, Genworth’s initial public offering, the Company entered into two reinsurance agreements with Union Fidelity Life Insurance Company (“UFLIC”) pursuant to which it ceded, effective as of January 1, 2004, substantially all its variable annuity block of business and all of its structured settlement block business. The Company ceded approximately $2,364.0 of variable annuity reserves and $293.2 of structured settlement reserves to UFLIC under the reinsurance agreements and recognized a deferred reinsurance gain through surplus of $571.2 (net of Federal income taxes of $18.6) and paid $19.5 of ceding commission expense in the transaction. In addition, the Company transferred $24.5 of historical IMR to UFLIC in the transaction.

7	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

UFLIC was not transferred to Genworth and remains a wholly owned subsidiary of GE.

At December 31, 2005, the Company owns 100% of the common stock of Assigned Settlement Inc.

(b)	Nature of Business

The Company is one of a number of subsidiaries of Genworth, a company that, through its subsidiaries, provides consumers financial security solutions by selling a wide variety of life insurance, investment and retirement products and mortgage insurance. The Company’s product offerings are divided along two segments of consumer needs: (1) Retirement Income and Investments and (2) Protection.

Retirement Income and Investments

The Company offers deferred annuities (variable and fixed), structured settlements, and variable life insurance to a broad range of individual consumers who want to accumulate tax-deferred assets for retirement, desire a tax-efficient source of income and seek to protect against outliving their assets. Retirement income products are offered both direct to consumers as well as to employees covered by employer-sponsored defined contribution plans. The Company also offers GIC’s and funding agreements as investment products to institutional buyers.

Protection

The Company’s Protection segment includes, term, universal life insurance, interest-sensitive whole life insurance and Medicare supplement insurance. Life insurance products provide protection against financial hardship after death of an insured by providing cash payment to the beneficiaries of the policyholder. Medicare supplement insurance provides coverage for Medicare-qualified expenses that are not covered by Medicare because of applicable deductibles or maximum limits.

(c)	Basis of Presentation

The accompanying statutory financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the State Corporation Commission, Bureau of Insurance of the Commonwealth of Virginia. These prescribed statutory accounting practices (SAP) include a variety of publications of the National Association of Insurance Commissioners (NAIC), including Statements of Statutory Accounting Principles (SSAP), as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The Company has no significant permitted accounting practices, which vary from prescribed accounting.

The preparation of financial statements requires management to make informed judgments and estimates that affect the reported amounts of assets and liabilities (including disclosure of contingent assets and liabilities) at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

8	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(d)	Differences Between SAP Practices and GAAP

SAP differ from U.S. generally accepted accounting principles (GAAP) in several respects, which cause differences in reported assets, liabilities, shareholders’ interest (statutory capital and surplus), net income, and cash flows. The principal SAP which differ from GAAP include:

•	The financial statements of subsidiaries are not consolidated and are accounted for as investments in common stock. Subject to certain statutory limitations, the book value of subsidiaries is adjusted to their statutory surplus by a credit or charge for an unrealized gain or loss, a component of surplus. Under GAAP, certain investments in affiliates are consolidated in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 94, Consolidation of All Majority-Owned Subsidiaries.

•	Certain assets (principally furniture, equipment, prepaid expenses, certain deferred tax assets, and agents’ balances) have been designated as nonadmitted assets and excluded from assets by a charge to statutory surplus. Under GAAP, such amounts are carried at amortized cost with the appropriate valuation allowance, when necessary.

•	Intangible assets (present value of future profits (“PVFP”) and goodwill) and other adjustments, resulting from the Company’s and its subsidiaries’ acquisitions, are not recorded for statutory purposes. Under GAAP, PVFP is recorded and amortized, and goodwill is recorded at cost and tested for impairment using a fair value methodology at least annually.

•	Policy acquisition costs are expensed as incurred, while under GAAP these costs are deferred and recognized over either (1) the expected premium paying period or (2) the estimated life of the contract.

•	A provision is established for unsecured reinsurance recoverable balances from unauthorized reinsurers. The change in this provision is credited or charged to unassigned statutory surplus. Under GAAP, a provision is established for uncollectible reinsurance balances with any changes to this provision reflected in earnings for the period.

•	The Statements of Operations are different in certain respects, with life and annuity premiums being recognized as revenue when the policies and contracts are issued. Accident and health premiums are earned on a pro rata basis over the term of the policies. Under GAAP, premiums on life insurance policies are recognized when due; premiums on annuity contracts are not recognized as revenue but as deposits including those held in separate accounts.

•	Revenues for universal life policies and investment products consist of the entire premium received; benefits represent the death benefits paid and the change in policy reserves. Under GAAP, premiums received in excess of policy charges are not recognized as premium revenue; benefits represent the excess of benefits paid over the policy account values and interest credited to the account values.

9	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

•	The cumulative effect of changes in accounting principles are recorded as increases or decreases in statutory surplus; under GAAP, cumulative effect of changes in accounting principles affect net income.

•	The Statements of Cash Flows differ in certain respects from the presentation required by FASB Statement No. 95, Statement of Cash Flows, including the presentation of the changes in cash and short-term investments instead of cash and cash equivalents. Short-term investments include securities with maturities, at the time of acquisition, of one year or less. For statutory purposes, there is no reconciliation between net income and cash from operations.

•	Aggregate reserves for life, annuities, and accident and health are based on statutory mortality and interest requirements without consideration for anticipated withdrawals. Morbidity assumptions are based on the Company’s experience. Under GAAP, the reserves are based on the present value of future net premiums based on mortality, morbidity, and other assumptions which were appropriate at the time the policies were issued or acquired.

•	Reserves are reported net of ceded reinsurance; under GAAP, reserves relating to business in which the ceding company is not legally relieved of its liability are reported gross with an off-setting reinsurance receivable.

•	Federal income taxes are provided for the Company’s estimated current and deferred liability. Deferred taxes are provided for differences between financial statement and tax bases of assets and liabilities. Changes in deferred tax assets and liabilities are recognized as a separate component of gains and losses in statutory surplus, while under GAAP, these changes are included in income tax expense or benefit. Gross deferred tax assets not meeting the realization criteria outlined in SSAP No. 10, Income Taxes, are not admitted. Under GAAP, gross deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the assets will not be realized.

•	Investments in bonds, common stocks, and redeemable preferred stocks are generally carried at cost or amortized cost; under GAAP, investments in bonds, common stock, and preferred stock, other than those classified as held to maturity, are carried at fair value.

•	Derivative instruments are valued consistently with the hedged items. Derivatives are recorded at amortized cost if the hedged item is recorded at amortized cost. Derivatives are recorded at fair value and net income is adjusted for fair value changes, if the hedged item is also recorded at fair value. Derivative instruments that do not meet or no longer meet the criteria of a highly effective hedge (“nonqualifying derivatives”) are recorded at fair value and the changes in fair value are recorded as unrealized gains and losses in surplus. Under GAAP, derivatives are held at fair value and all changes in fair value are taken initially through Equity for qualified cash flow hedges, or net income (with an offset change in value for changes in the hedged item) for qualified fair value hedges and nonqualifying derivatives.

•	Interest Maintenance Reserve (“IMR”) represents the deferral of interest-related realized gains and losses, net of tax, on primarily fixed maturity investments which are amortized into

10	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

income over the remaining life of the investment sold. No such reserve is required under GAAP.

•	Asset Valuation Reserve (“AVR”) represents a contingency reserve for credit-related risk on most invested assets of the Company, and is charged to statutory surplus. No such reserve is required under GAAP.

•	The change in the unrealized gain or loss on certain investments is recorded as an increase or decrease in statutory surplus; under GAAP, such unrealized gains and losses are recorded as a component of comprehensive income.

The principal differences between statutory capital and surplus and GAAP shareholder interest and net loss as of and for the years ended December 31, 2005 and 2004 are as follows:

	Equity		Net income (loss)
	2005	2004	2005	2004
Statutory basis	$476.0	$817.5	$144.4	$105.8
Investment valuation differences	268.0	295.4	37.4	20.9
Intangible assets	108.9	158.9	(71.3)	(81.0)
Reserves	(215.0)	(179.8)	(172.9)	(75.1)
IMR	78.5	108.9	(30.4)	6.0
Deferred income taxes	(24.2)	(35.6)	(31.6)	159.6
AVR	65.3	86.8	—	—
Nonadmitted assets	49.8	47.9	—	—
Deferred acquisition costs	321.1	248.1	66.1	65.5
Other	(30.6)	41.9	87.8	(2.3)

GAAP basis	$1,097.8	$1,590.0	$29.5	$199.4

(e)	Market Concentration

The Company distributes products through two primary channels; intermediaries (such as brokerage general agencies, banks, securities brokerage firms, financial planning firms, accountants, affluent market producers, and specialized brokers) and career or dedicated sales forces, who distribute certain of our products on an exclusive basis, some of whom are not our employees. Approximately 17% and 17% of sales of variable products in 2005 and 2004, respectively, were through two specific national stock brokerage firms.

(f)	Recognition of Revenue and Related Expenses

Premiums and annuity considerations are recognized as revenue when the policies and contracts are issued. Benefits and other fund withdrawals are expensed as incurred. Policy acquisition and maintenance expenses are charged to operations as incurred.

11	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

For accident and health contracts, premiums are earned on a pro rata basis over the applicable policy period. Premiums and fund deposits for universal life, single premium immediate annuity, and single premium deferred annuity contracts are reported as revenue when collected.

(g)	Investments

Investments in bonds are generally stated at amortized cost except for bonds where the NAIC rating has fallen to 6 and the NAIC market value has fallen below amortized cost, in which case they are carried at NAIC market value. Amortization of mortgage and asset-backed bonds is based on anticipated prepayments at the date of purchase, with significant changes in estimated cash flows from original purchase assumptions recognized using a composite method. Amortization is accounted for using a method that approximates the interest method. Prepayment assumptions for mortgage and asset-backed bonds are obtained from broker-dealer surveys or internal estimates.

Common stock of unaffiliated companies is carried at market value. Investments in common stocks of wholly owned subsidiaries (see note l(a)) are valued at the statutory equity of the subsidiaries as described in the Purposes and Procedures Manual of the Securities Valuation Office of the NAIC. Changes in the proportionate share of such subsidiaries are recorded as unrealized gains and losses. Dividends from subsidiaries are recorded as income when paid. Dividends of $0.0 and $1.9 were received from the Company’s subsidiaries during 2005 and 2004, respectively.

Preferred stocks are carried at cost, except where the NAIC rating is 4 or below and the NAIC market value has fallen below amortized cost, in which case it is carried at NAIC market value.

Short-term investments (maturity dates of one year or less from the acquisition date) are stated at cost, which approximates fair value due to their short-term maturity and are included in cash and short-term investments.

Real estate is stated at depreciated cost.

Mortgage loans and policy loans are stated at their unpaid principal balance, less an allowance for loan losses, if any. At December 31, 2005 and 2004, and for the years then ended, the Company had impaired loans of $0.8 and $0.8, respectively. Limited partnership interests are accounted for using the equity method.

Impairment of investment securities results in a charge to operations when a market decline below cost is other than temporary. Management regularly reviews each investment security for impairment based on criteria that include the extent to which cost exceeds market value, the duration of that market decline and analysis of the financial health of and specific prospects for the issuer of the security. The Company actively performs comprehensive market research, monitors market conditions, and segments its investments by credit risk in order to minimize impairment risks. As of December 31, 2005 and 2004, there was $10.7 and $0.8, respectively, of realized losses related to bond holdings as a result of impairment. There were impairment losses of $1.0 and $0.0 recognized as of December 31, 2005 and 2004, respectively related to limited partnership investments.

12	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The Company temporarily loans securities to broker-dealers and other financial institutions. In accordance with the NAIC Valuation of Securities manual, the Company requires minimum collateral on securities loaned equal to 102% of the market value of the loaned securities. Compliance with collateral requirements are validated daily by the Company. The Company also tracks each lending transaction and the data elements necessary for NAIC reporting. As of December 31, 2005 and 2004, the Company had loaned securities to others with a market value of $0.0 and $418.1, respectively. At December 31, 2005 and 2004, the fair value of cash and noncash collateral held was $0.0 and $430.7, respectively.

Realized investment gains and losses, determined on a specific identification basis, are reduced by amounts transferred to IMR and are reflected as an element of net income, net of related tax. For bonds and preferred stock carried at NAIC market value, the difference between amortized cost and market value is treated as a nonadmitted asset. Changes in market values of common stock and changes in statutory equity of unconsolidated subsidiaries are reflected as unrealized gains and losses on investments in unassigned surplus.

(h)	Nonadmitted Assets

Certain assets, principally furniture, equipment, agents’ debit balances, certain amounts related to investments in or near default, prepaid expenses, and certain deferred income tax assets have been designated as nonadmitted assets and excluded from assets by a charge to statutory surplus. Changes in these assets are presented as changes in unassigned surplus.

(i)	Aggregate Reserves

Policy reserves on annuity and supplementary contracts are calculated using the Commissioners’ Annuity Reserve Valuation Method. The valuation interest assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and their issue year.

Policy reserves on life contracts are based on statutory mortality and valuation interest rates using the Commissioner’s Reserve Valuation Method. The valuation interest and mortality assumptions follow the Standard Valuation Law and vary by the contracts’ characteristics and their issue year. Liabilities for life policy reserves are based on statutory mortality and interest requirements without consideration of withdrawals.

Accident and health benefit reserves are developed by actuarial methods and are determined based on published tables using specified statutory interest rates, mortality, or morbidity assumptions.

Valuation methods provide, in the aggregate, reserves that are greater than or equal to the minimum of guaranteed policy cash values or the amount required by law.

(j)	Liability for Policy and Contract Claims and Claims Adjustment Expenses

The liability for policy and contract claims represents the amount needed to provide for the estimated ultimate cost of settling claims relating to insured events that have occurred on or before the end of

13	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

the respective reporting period. The estimated liability includes a provision for (1) claims that have been reported to the insurer, (2) claims related to insured events that have occurred but that have not been reported to the insurer as of the date the liability is estimated, and (3) claims adjustment expenses.

Actual experience is subject to the effects of trends in claim severity and frequency. Although considerable variability is inherent in the actual experience related to reserve assumptions, management believes that the reserves are adequate. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

(k)	Interest Maintenance Reserve

IMR represents the deferral of interest-related realized capital gains and losses, net of tax, on primarily fixed maturity investments. These gains and losses are amortized into income on a level yield method over the estimated remaining life of the investment sold or called.

(l)	Asset Valuation Reserve

AVR is a contingency reserve for credit-related losses on most investments and is recorded as a liability through a charge to statutory surplus. The reserve is calculated based on credit quality using factors provided by the NAIC.

(m)	Income Taxes

The Company files a consolidated life insurance Federal income tax return with its common parent, GECA, and its life insurance affiliates:

Jamestown Life Insurance Company

American Mayflower Life Insurance Company of New York

First Colony Life Insurance Company (FCL)

Federal Home Life Insurance Company

GE Capital Life Assurance Company of New York (Renamed Genworth Life Insurance Company of New York as of January 1, 2006)

Professional Insurance Company

Union Fidelity Life Insurance Company (for periods up to April 15, 2004 only)

River Lake Insurance Company

River Lake Insurance Company II

The method of income tax allocation is subject to written agreement. Allocation is based on the separate return liabilities with offsets for losses and credits utilized to reduce current consolidated tax liability. Intercompany tax balances are settled quarterly, with a final settlement after filing of the Federal income tax return. For 2004, through the date up to the Genworth Financial Inc. IPO, U.S. life insurance entities are included in the consolidated Federal income tax return of GE.

14	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The Internal Revenue Service (IRS) is currently examining the Company for the years 2003 through 2004. Additionally, certain issues for prior years are being protested at the appeals level. In 2000, the Company entered into an intercompany agreement with GNA, an affiliate, in which GNA assumed, on a nonrecourse basis, certain tax liabilities. Accordingly, certain previously held reserves are no longer required.

Federal income tax expense on income before realized capital gains varies from amounts computed by applying the current Federal corporate income tax rate to income before Federal income taxes. This is principally due to the effect of differences in calculations of aggregate reserves, amortization of intangibles, deferral of market discount on bonds, deferral and amortization of policy acquisition costs, and deduction for dividends received.

(n)	Reinsurance

Reinsurance premiums, commissions, expense reimbursement, claims, and claims adjustment expenses related to reinsured business are accounted for on a basis consistent with that used in accounting for the original policies issued and with the terms of the reinsurance contracts and are reported net of amounts ceded to other companies.

A liability has been provided for unsecured policy reserves on reinsurance ceded to companies not authorized to assume business in the state of domicile. Changes in this liability are reported directly in unassigned surplus.

Policy and contract liabilities ceded have been reported as reductions of the related reserves rather than as assets as would be required under GAAP.

(o)	Guaranty Fund Assessments

The Company is required by law to participate in the guaranty associations of the various states in which they do business. The state guaranty associations ensure payment of guaranteed benefits, with certain restrictions, to policyholders of impaired or insolvent insurance companies by assessing all other companies involved in similar lines of business.

(p)	Electronic Data Processing (“EDP”) Equipment and Software

EDP equipment and operating software are admitted assets to the extent they do not exceed 3% of capital and surplus (as adjusted for certain fixed assets and intangible assets) and are depreciated over three years on a straight-line basis. For the years ended December 31, 2005 and 2004, depreciation expense was $0.5 and $0.5, respectively. Accumulated depreciation (net of current year disposals of $0.0) totaled $3.0 for December 31, 2005. Accumulated depreciation (net of current year disposals of $2.1) totaled $2.5 for December 31, 2004.

(q)	Derivatives

The Company applies SSAP No. 86, “Accounting for Derivative Instruments and Hedging, Income Generation, and Replication (Synthetic Asset) Transactions” (“SSAP 86”) for all of its derivative

15	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

positions. This statement establishes statutory accounting principles for derivative instruments and hedging, income generation, and replication (synthetic asset) transactions using selected concepts outlined in FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”. SSAP 86 requires that derivative instruments used in hedging transactions that meet the criteria of a highly effective hedge shall be valued and reported consistently with the hedged items. The statement also requires that derivatives instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge shall be valued at fair value with the changes in fair value recorded as unrealized gains and losses in surplus.

The Company uses interest rate swaps, equity options, and exchanged-traded financial futures. Interest rate swaps are used to reduce market risks from changes in interest rates and to alter interest rate exposures arising from mismatches between assets and liabilities. Under interest rate swaps, the Company agrees with other parties to exchange at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount. Equity options and financial futures are used to reduce exposure to changes in equity index values associated with liability positions.

Derivative instruments are carried at values consistent with the items being hedged. At December 31, 2005, interest rate swaps that are qualifying for hedge accounting were carried at amortized cost while nonqualifying interest rate swaps, equity options and futures were carried at fair value with changes in fair value recorded in surplus. Realized investment gains and losses are reduced by amounts transferred to IMR and are reflected as an element of net income, net of tax. Any fees associated with swaps are amortized to income using the straight-line method.

(r)	Prior Period Correction

The balance reflected as a prior period correction in 2005 represents a correction for reserves on single premium universal life block of $10.4, which reduced surplus. The balance reflected as a prior period correction in 2004 represents a correction to the valuation of separate account assets of $7.6 which increased surplus. These corrections are reported as adjustments to unassigned funds in the period that the item is identified in accordance with the NAIC SSAP No. 3, Accounting Changes and Corrections of Errors.

(s)	Reclassifications

Certain prior year amounts in the accompanying statutory financial statements and notes thereto have been reclassified to conform to the current year’s presentation. There is no impact on net loss or capital and surplus from these reclassifications.

(t)	Application of Accounting Pronouncements

In June 2005, the NAIC’s Accounting Practices and Procedures Task Force issued SSAP No. 90, Accounting for the Impairment or Disposal of Real Estate Investments, with an effective date of January 1, 2006. This statement establishes statutory accounting principles for the impairment or disposal of real estate investments and the treatment of long-lived assets associated with

16	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

discontinued operations. An impairment loss shall be recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. Adoption of SSAP No. 90 will not have a material impact on the Company’s financial condition or results of operation.

In March 2005, the NAIC’s Emerging Accounting Issues Working Group amended Interpretation (INT) 02-07, “Definition of Phrase ‘Other than Temporary” to provide interpretative accounting treatment for interest related impairment that should be deemed other-than-temporary when an investor has the intent to sell, at the reporting date, an investment before recovery of the cost of the investment. The amendment of INT 02-07 was effective upon release and adoption of the amendment did not have a material impact on the Company’s financial condition or results of operation.

In June 2004, the NAIC’s Accounting Practices and Procedures Task Force issued Statement of Statutory Accounting Principles (SSAP) No. 88, Investments in Subsidiary, Controlled, and Affiliated Entities, A Replacement of SSAP No. 46, with an effective date of January 1, 2005. SSAP No. 88 supercedes SSAP No. 46, Investments in Subsidiary, Controlled, and Affiliated Entities, and amends SSAP No. 68, Business Combinations and Goodwill, and changes in the statutory accounting principles for investment in subsidiaries, controlled and affiliated investments. Adoption of SSAP No. 88 did not have a material impact on the Company’s financial condition or results of operations.

In June 2004, the NAIC’s Accounting Practices and Procedures Task Force issued SSAP No. 91, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with an effective date of January 1, 2005. SSAP No. 91, supercedes SSAP No. 18 Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, SSAP No. 33, Securitization, and SSAP No. 45, Repurchase Agreements, Reverse Repurchase Agreements and Dollar Repurchase Agreements. SSAP No. 91 establishes statutory accounting principles for transfers and servicing of financial assets, including asset securitizations and security lending programs, extinguishments of liabilities, and repurchase agreements. The provisions of SSAP No. 91 are to be applied prospectively and did not have a material impact on the Company’s financial condition or results of operation.

17	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(2)	Investments

(a)	Bonds, Preferred, and Common Stocks

At December 31, 2005 and 2004, the carrying value (amortized cost for common stocks), gross unrealized gains and losses, and NAIC market values of the Company’s bonds, preferred, and common stocks, excluding stocks of affiliates, were as follows:

	2005
	Carrying value	Gross unrealized gains	Gross unrealized losses	NAIC market value
Bonds:
Government	$101.9	$9.3	$(0.2)	$111.0
Special revenue	25.0	—	(0.1)	24.9
Public political subdivisions	11.7	0.2	(0.2)	11.7
Public utilities	322.8	6.5	(1.4)	327.9
Industrial and miscellaneous	2,748.9	59.9	(24.7)	2,784.1
Mortgage and asset-backed	1,721.2	5.0	(22.1)	1,704.1

Total bonds	4,931.5	80.9	(48.7)	4,963.7
Preferred and common stocks (nonaffiliates)	—	—	—	—

Total bonds and preferred and common stocks	$4,931.5	$80.9	$(48.7)	$4,963.7

18	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

	2004
	Carrying value	Gross unrealized gains	Gross unrealized losses	NAIC market value
Bonds:
Government	$111.6	$12.3	$—	123.9
Special revenue	57.0	0.4	(0.1)	57.3
Public political subdivisions	12.1	0.2	(0.1)	12.2
Public utilities	398.8	15.0	(0.2)	413.6
Industrial and miscellaneous	4,120.6	142.5	(28.6)	4,234.5
Mortgage and asset-backed	1,878.2	19.7	(8.8)	1,889.1

Total bonds	6,578.3	190.1	(37.8)	6,730.6
Preferred and common stocks (nonaffiliates)	0.1	—	—	0.1

Total bonds and preferred and common stocks	$6,578.4	$190.1	$(37.8)	$6,730.7

The fair value of bonds in accordance with GAAP was $4,958.9 and $6,722.7 at December 31, 2005 and 2004, respectively.

The scheduled maturity distribution of the bond portfolio at December 31, 2005 follows. Expected maturities may differ from scheduled contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	2005
	Carrying value	NAIC market value
Due in one year or less	$302.7	$301.6
Due after one year through five years	1,389.1	1,405.6
Due after five years through ten years	944.1	960.2
Due after ten years	574.4	592.2

Subtotals	3,210.3	3,259.6
Mortgage and asset-backed securities	1,721.2	1,704.1

Totals	$4,931.5	$4,963.7

19	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

As required by law, the Company has investments on deposit with governmental authorities and banks for the protection of policyholders with a statement value of $4.8 and $5.2 at December 31, 2005 and 2004, respectively.

At December 31, 2005, approximately 55.7% of the Company’s investment portfolio is comprised of security issues in the industrial and miscellaneous category. The vast majority of these investments are rated investment grade and are senior secured bonds. This portfolio is widely diversified among various geographic regions in the United States, and is not dependent on the economic stability of one particular region.

At December 31, 2005, the Company did not hold any investments in any single issuer, other than securities issued or guaranteed by the U.S. Government, which exceeded 10% of capital and surplus, except as follows:

Issuer name	Amount
Affiliate:
Oriole CDO Inc	$323.0
Non-Affiliate:
JP Morgan Chase Commercial Mortgage	91.2
Citibank Institutional Money Market	83.1
Evergreen Funds	75.1
LB-UBS Commercial Mortgage Trust	57.5
Mbna Master Credit Card Trust	51.4
Progress Energy Inc	49.9

At December 31, 2004, the Company did not hold any investments in any single issuer, other than securities issued or guaranteed by the U.S. Government, which exceeded 10% of capital and surplus, except as follows:

Issuer name	Amount
Non-Affiliate:
Wachovia Bank	$154.8
Steer-R48	115.0
JP Morgan Chase Commercial Mortgage	108.3
Racers	95.0
LB-UBS Commercial Mortgage Trust	82.9

20	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The credit quality of the bond portfolio at December 31, 2005 and 2004 follows. The quality ratings represent NAIC designations.

	2005		2004
	Carrying value	Percent	Carrying value	Percent
Class 1 – highest quality	$3,074.7	62.3%	$3,769.7	57.3%
Class 2 – high quality	1,494.9	30.3	2,277.4	34.6
Class 3 – medium quality	282.6	5.7	369.3	5.6
Class 4 – low quality	66.6	1.4	126.8	1.9
Class 5 – lower quality	9.6	0.2	16.2	0.2
Class 6 – in or near default	3.1	0.1	18.9	0.3

Totals	$4,931.5	100.0%	$6,578.3	100.0%

Bonds with ratings ranging from AAA/Aaa to BBB-/Baa3, as assigned by a rating service such as Standard and Poor’s Corporation or Moody’s Investment Services, are generally regarded as investment grade securities. Some agencies and treasuries (that is, those securities issued by the U.S. Government or an agency thereof) are not rated, but all are considered to be investment grade securities. The NAIC regards agencies and treasuries and all A ratings as Class 1 (highest quality), BBB/Baa ratings as Class 2 (high quality), BB/Ba ratings as Class 3 (medium quality), B ratings as Class 4 (low quality), all C ratings as Class 5 (lower quality), and D ratings as Class 6 (in or near default).

Bonds with a book value of $3.1 and $17.7 and fair value of $4.1 and $16.4 were in default at December 31, 2005 and 2004, respectively.

(b)	Mortgage Loans

At December 31, 2005 and 2004, the Company’s mortgage loan portfolio consisted of 308 and 333 first lien commercial mortgage loans, respectively. The loans, which were originated by the Company through a network of mortgage bankers, were made only on developed and leased properties and have a maximum loan-to-value ratio of 75% at the date of origination. The Company does not engage in construction lending or land loans.

During 2005 and 2004, the Company originated $0.0 and $28.0, respectively, of mortgages secured by real estate in California, which represents 0.0% and 11.5% of total originations, respectively. At December 31, 2005 and 2004, the Company held $163.5 and $208.0, respectively, of mortgages secured by real estate in California, which is 16.3% and 17.8% of its total mortgage portfolio, respectively.

The portfolio consisted of loans with an average loan balance of $3.2 and $3.5 at December 31, 2005 and 2004, respectively. There was one loan totaling $0.8 with principal or interest payments delinquent more than 90 days as of December 31, 2005. At December 31, 2005, 99.9%, or $1,000.5,

21	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

of the Company’s mortgages were in good standing. The maximum and minimum lending rates for new mortgage loans made during 2005 were 9.75% and 3.29%.

(c)	Derivative Instruments

The Company uses interest rate swaps to reduce market risks from changes in interest rates and to alter interest rate exposures arising from mismatches between assets and liabilities. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counter party at each due date.

Under exchange-traded financial futures, the Company enters into futures contracts with other parties and posts variation margin on a daily basis in an amount equal to the difference in the daily market values of those contracts. The parties with whom the Company enters into exchange-traded futures are regulated futures commission merchants who are members of a trading exchange.

The Company also purchases over-the-counter S&P options to hedge the equity option risks embedded in the Company’s annuity liabilities. The Company makes option premium payments at the inception of these option contracts. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counter party at each due date.

The Company uses cross currency swaps to reduce exposure to changes in foreign exchange rates and changes in interest rates. In a cross currency swap transaction, the Company agrees with another party to exchange, at specified intervals, the difference between one currency and another at a forward exchange rate calculated by referenced to an agreed upon principal amount. The principal amount of each currency is exchanged at the inception and termination of the currency swap by each party. At December 2005, the counterparties to all of the Company’s derivatives had a minimum credit rating of A.

The table below provides a summary of the carrying value, fair value and notional amount by the type of derivative instruments held by the Company:

	2005			2004
Derivative type	Carrying value	Fair value	Notional	Carrying value	Fair value	Notional
Interest rate swaps	$4	$1	$97	$—	$(2)	$105
Financial futures	—	—	9	—	—	—
Equity options	2	2	31	1	1	5

The interest rate swaps have expiration dates ranging from March 2006 to November 2048 at December 31, 2005.

22	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(d)	Net Investment Income

For the years ended December 31, 2005 and 2004, the sources of investment income of the Company were as follows:

	2005	2004
Bonds	$307.7	$346.6
Preferred stock and common stock	—	1.9
Mortgage loans	65.1	76.9
Policy loans	10.1	7.4
Short-term investments	4.0	0.2
Other invested assets	2.1	2.7
Derivative instruments	(0.6)	(2.6)
Other	3.5	(20.1)

Gross investment income	391.9	413.0
Investment and interest expenses	(9.2)	(8.3)

Net investment income	$382.7	$404.7

For the years ended December 31, 2005 and 2004, proceeds and gross realized capital gains and losses resulting from sales or other redemptions of investment securities were as follows:

	2005	2004
Proceeds from sales or other redemption of fixed maturities	$2,818.6	$4,120.9
Gross realized capital:
Gains	$24.1	$63.3
Losses	(41.4)	(29.2)

Subtotal	(17.3)	34.1
Federal income tax benefit (provision)	(1.6)	(20.0)
Transferred to IMR, net of tax	3.8	(33.7)

Net realized capital losses	$(15.1)	$(19.6)

(e)	Impairment of Investment Securities

The Company regularly reviews each investment security for impairment in accordance with our impairment policy, which includes both quantitative and qualitative criteria. Quantitative criteria include length of time and amount that each security position is in an unrealized loss position, and for fixed maturities, whether the issuer is in compliance with terms and covenants of the security. The Company’s qualitative criteria include the financial strength and specific prospects for the issuer as well as the Company’s intent to hold the security until recovery. The Company’s impairment

23	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

reviews involve the Company’s finance, risk and asset management teams as well as the portfolio management and research capabilities of GE Asset Management Incorporated and other third-party asset managers, as required.

For fixed maturities, the Company recognizes an impairment charge to earnings in the period in which the Company determines that it does not expect either to collect principal and interest in accordance with the contractual terms of the instruments or to recover based on underlying collateral values, considering events such as a payment default, bankruptcy or disclosure of fraud. For equity securities, the Company recognizes an impairment charge in the period in which it determines that the security will not recover to carrying value within a reasonable period. The Company determines what constitutes a reasonable period on a security-by-security basis based upon consideration of all the evidence available to it, including the magnitude of an unrealized loss and its duration. In any event, this period does not exceed 18 months for common equity securities. The Company measures impairment charges based on the difference between the carrying value of the security and its estimated fair value. Estimated fair value is based on NAIC value or quoted market price, except for certain infrequently traded securities where the Company estimates values using internally developed pricing models. These models are based upon common valuation techniques and require us to make assumptions regarding credit quality, liquidity and other factors that affect estimated values.

During 2005 and 2004, the Company recognized impairment losses of $11.7 and $0.8, respectively. The Company generally intends to hold securities in unrealized loss positions until they recover. However, from time to time, the Company sells securities in the normal course of managing the Company portfolio to meet diversification, credit quality, yield and liquidity requirements.

24	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The following table presents the gross unrealized losses and estimated fair values of the Company’s investment securities, aggregated by investment type and length of time that individual investment securities have been in a continuous unrealized loss position, as of December 31, 2005:

	Less than 12 months			12 months or more
Description of securities	Estimated fair value	Gross unrealized losses	Number of securities	Estimated fair value	Gross unrealized losses	Number of securities
Fixed maturities:
U.S. Government and agency	$3.3	$(0.1)	$3	$—	$—	$1
All other governments	7.2	(0.1)	4	2.7	—	1
States, territories, and possessions	—	—	—	9.9	(0.1)	2
Special revenue	70.7	(0.5)	10	21.9	(0.3)	9
Public utilities	83.5	(1.2)	14	41.2	(0.2)	3
Industrial and miscellaneous	1,691.3	(28.5)	266	646.4	(17.7)	118

Total temporarily impaired securities	$1,856.0	$(30.4)	$297	$722.1	$(18.3)	$134

% below cost—fixed maturities:
<20% below cost	$1,856.0	$(30.4)	$297	$717.2	$(15.6)	$131
20-50% below cost	—	—	—	4.9	(2.7)	3
>50% below cost	—	—	—	—	—	—

Total fixed maturities	$1,856.0	$(30.4)	$297	$722.1	$(18.3)	$134

Investment grade	$1,730.0	$(27.7)	$267	$690.7	$(14.6)	$121
Below investment grade	126.0	(2.7)	30	31.4	(3.7)	13
Not rated	—	—	—	—	—	—

Total temporarily impaired securities	$1,856.0	$(30.4)	$297	$722.1	$(18.3)	$134

The investment securities in an unrealized loss position as of December 31, 2005 consist of 431 securities accounting for unrealized losses of $48.7. Of these unrealized losses, 87% is investment grade (NAIC designation 1 through 2) and 94% is less than 20% below cost. The amount of the unrealized loss on these securities is primarily attributable to increases in interest rates and changes in credit spreads.

For the investment securities in an unrealized loss position as of December 31, 2005, three securities are below cost 20% or more and below investment grade (NAIC designation 3 and below) for twelve months or more accounting for unrealized losses of $2.7. These securities consist of two issuers in the airline and automotive industries and are current on all terms. All airline securities are collateralized by commercial jet aircraft associated with several domestic airlines. We believe these airline security holdings are in a temporary loss position as a result of ongoing negative market reaction to difficulties in the commercial airline industry. The unrealized loss on the automotive investments was primarily caused by legacy issues and declines in market share. The automotive issuer continues to maintain significant liquidity relative to their maturities and we expect to collect full principal and interest.

25	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

Because the Company has the ability and intent to hold these investment securities until the recovery of the fair value up to the cost of the investments, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2005.

(3)	Aggregate Reserves

Liabilities for the life insurance products are primarily based on the 41 CSO, 41 STD IND, 58 CSO, 58 CET, GPO 58, 61 CIET, 61 CSI, 80 CET, or 80 CSO Tables. Liabilities for most annuities use the a-1949, 51 GAM, 71 IAM, 71 GAM, 83 GAM, 83a, 94 VA MGDB, 37SA, or a-2000 Tables.

26	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

As of December 31, 2005 and 2004 the following table summarizes the aggregate reserves and weighted average interest rate assumptions for the Company:

	2005		2004
Line of business	Amount	Interest rates	Amount	Interest rates
Individual life:
Traditional	$329.4	3.4%	$347.9	3.5%
Universal	1,738.1	4.9	1,724.0	4.9
Individual supplementary contracts with life contingencies	27.9	6.3	26.2	6.5

Total individual life	2,095.4		2,098.1
Credit life	—	—	—	—
Group life	6.2	3.1	6.5	3.1

Total life	2,101.6		2,104.6

Annuities:
Individual annuities:
Immediate	20.5	6.9	23.2	6.8
Deferred	652.2	6.0	723.8	5.9
Variable	46.5	4.6	21.9	4.8

Total individual annuities	719.2		768.9
Group annuities:
Other group annuities	61.6	6.5	65.9	6.5
Guaranteed interest contacts	2,422.3	4.9	3,667.4	4.0

Total annuities	3,203.1		4,502.2

Accidental death benefits	0.8	3.0	0.9	3.0
Disability:
Active lives	0.8	2.6	0.9	2.6
Disable lives	39.2	2.9	38.2	3.0
Other annuities	36.1	4.5	34.0	4.5
Accident and Health:
Group	1.1	4.8	1.1	5.9
Individual	18.7	3.2	20.1	5.0

Total accident and health	19.8		21.2

Total life, annuities, other annuities and accident and health aggregate reserves	5,401.4		6,702.0

Deposit-type Funds:
Supplementary contracts without life contingencies	156.5	2.6	166.4	2.4
Other deposit-type funds	31.1	8.5	1.5	5.9

Total deposit-type funds	187.6		167.9

Total aggregate and deposit-type funds	$5,589.0		$6,869.9

27	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the end of the month of death. There were $4.2 and $4.9 in reserves for surrender values in excess of reserves otherwise required as of December 31, 2005 and 2004, respectively.

Additional premiums or charges apply for policies issued on substandard lives according to underwriting classifications. The substandard extra reserve held on such policies is either one-half of the annual gross extra premiums or calculated using appropriate multiples of standard rates of mortality.

The reserve for substandard Structured Settlements policies is based on a flat extra mortality rate calculated at issue to produce the life expectancy determined during the underwriting process.

As of December 31, 2005 and 2004, the Company has $44.5 and $50.3, respectively, of insurance in force for which the future guaranteed maximum gross premiums are less than the future net premiums according to the standard of valuation set by the State Corporation Commission, Bureau of Insurance of the Commonwealth of Virginia. Reserves to cover the above insurance totaled $0.7 and $0.8 at December 31, 2005 and 2004, respectively, and are reported in aggregate reserves – life and annuity contracts.

The Tabular Interest, Tabular less Actual Reserve Released, and Tabular Cost have been determined by formula as described in the NAIC instructions.

For the determination of Tabular Interest on funds not involving life contingencies, each valuation rate of interest is calculated as one hundredth of the product of such valuation rate of interest times the mean amount of funds subject to such valuation rate on interest held at the beginning and end of the year of valuation.

28	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

Withdrawal Characteristics of Annuity Actuarial Reserves and Deposit-Type Contract Funds and Other Liabilities Without Life or Disability Contingencies:

	Amount	Percentage of total
Subject to discretionary withdrawal:
With market value adjustment	$1,772.2	12.3%
At book value less current surrender charge of 5% or more	823.2	5.7
At fair value	8,330.1	57.5

Total with adjustment or at market value	10,925.5	75.5
At book value without adjustment (minimal or no charge or adjustment)	2,605.6	18.0
Not subject to discretionary withdrawal	945.7	6.5

Total, gross	14,476.8	100.0%

Reinsurance ceded	2,371.4

Total, net	$12,105.4

Deferred and uncollected life insurance premiums and annuity considerations as of December 31, 2005 and 2004 are as follows:

	2005		2004
Type	Gross	Net of loading	Gross	Net of loading
Industrial	$—	$—	$0.2	$—
Ordinary renewal	1.0	0.9	14.2	(3.7)

Total	$1.0	$0.9	$14.4	$(3.7)

The Company did not have any direct written premium generated by managing general agents or third-party administrators during the year.

29	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(4)	Liability for Policy and Contract Claims

Activity in the accident and health policy claim reserve, including the present value of amounts not yet due (which are included as a component of aggregate reserves) of $2.6 and $2.6 at December 31, 2005 and 2004, respectively, is summarized as follows:

	2005	2004
Balance at January 1	$42.5	$42.1
Less reinsurance reserve credit and recoverables	28.3	27.9

Net balance January 1	14.2	14.2

Incurred related to:
Current year	63.6	65.5
Prior years	(6.2)	(11.4)

Total incurred	57.4	54.1

Paid related to:
Current year	51.7	53.6
Prior year	7.7	0.5

Total paid	59.4	54.1

Net balance at December 31	12.2	14.2
Plus reinsurance reserve credit and recoverables	26.9	28.3

Claim liability at December 31	$39.1	$42.5

As a result of changes in estimates of insured events in prior years, incurred claims decreased by $6.2 in 2005 and $11.4 in 2004, because of favorable morbidity and life mortality claims ratios.

The liability for policy and contract claims presented in the statutory statements of admitted assets, liabilities and capital and surplus also includes $54.5 and $57.0 of life contract claims at December 31, 2005 and 2004, respectively.

30	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

(5)	Transactions with Affiliates

The Company, along with a subsidiary, and various other insurance company affiliates, including direct and or indirect subsidiaries of Genworth and certain direct and indirect subsidiaries of General Electric Capital service Inc. (denoted by **) are parties to an amended and restated services and shared expenses agreement under which each company agrees to provide and each company agrees to receive certain general services. These services include, but are not limited to, data processing, communications, marketing, public relations, investment management, human resources, accounting, actuarial, legal, administration of agent and agency matters, purchasing, underwriting, and claims. Under the terms of the agreement settlements are to be made quarterly. This contract represents the principal administrative service agreement between the Company and the following affiliates.

Brookfield Life Assurance Company Limited

FFRL Re Corp.

Federal Home Life Insurance Company

GE Group Life Assurance Company (renamed Genworth Life and Health Insurance Company as of March 24, 2006)

GNA Corporation

GE Capital Assurance Company (Renamed Genworth Life Insurance Company as of January 1, 2006)

Heritage Casualty Insurance Company **

Heritage Life Insurance Company **

Jamestown Life Insurance Company

Professional Insurance Company

First Colony Life Insurance Company

River Lake Insurance Company

River Lake Insurance Company II

Union Fidelity Life Insurance Company **

Viking Insurance Company, Ltd.

Verex Assurance, Inc.

Westlake Insurance Company **

Progress payments under the agreements are made quarterly. For years ended December 31, 2005 and 2004, the Company made (received) net payments of $59.7 and $105.5, respectively.

The Company is a party to a Second Amended and Restated Master Outsourcing Agreement and Project Specific Agreements with Genpact International Holdings Luxembourg, Swiss Branch Zug and a Master Outsourcing Agreement and Project Specific Agreements with GE Capital International Services – Americas, Inc. pursuant to which the company receives various administrative, systems and services.

The Company is a party to an Amended and Restated Investment Management and Services Agreement with GE Asset Management Incorporated pursuant to which the Company receives investment-related services.

31	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The Company is a party to a Derivatives Management Services Agreement with General Electric Corporation (“GECC”), Genworth Financial Inc. and GNA Corporation pursuant to which it receives services related to its hedging program.

The Company and GE Capital Life Assurance Company of New York (“GECLANY”), renamed Genworth Life Insurance Company of New York as of January 1, 2006, are parties to an Administrative Services Agreement whereby the Company provides services to GECLANY with respect to GECLANY’s variable annuity products.

The Company participates in reinsurance agreements whereby the Company assumes or cedes business with its affiliates. See note 9 for further details on affiliate reinsurance agreements.

GE Capital Corporation (GE Capital) guaranteed certain obligations under floating-rate funding agreements with final maturity on or before June 30, 2005. This guarantee covered obligations to contract holders and required the Company to reimburse GE Capital for any payments made to contractholders under the guarantee.

The Company had outstanding loans of $0.0 and $10.7 at December 31, 2005 and 2004, respectively, under its credit funding agreement with its parent, GNA. The available credit on the note is $500.0. The principal is payable upon written demand of GNA or at the discretion of the Company. The note pays interest at the cost of funds of GNA, which was 4.3% and 2.2% during December 31, 2005 and 2004, respectively.

On April 15, 2004, the Company paid a dividend on its common stock consisting of (i) cash in the amount of $30.4 and (ii) securities with a fair market value, as of April 15, 2004, of $372.6. The Company also paid preferred stock dividends to Brookfield in the amount of $9.6 and $9.6 during years ended on December 31, 2005 and 2004, respectively.

On August 19, 2005, the Company sold approximately $348.2 million of investment securities (foreign bonds) to an affiliated special purpose entity (SPE), Oriole CDO, Inc., in exchange for $323.0 million of structured notes (asset-backed securities) and $26.2 million of cash. The sole purpose of the SPE is to securitize these investment securities and issue secured notes to various affiliated companies. Under statutory accounting principles, the transaction is accounted for as a true sale. The securitized investments are owned in their entirety by the SPE and are not available to satisfy the claims of our creditors. The structured notes are reported on our statutory statements of admitted assets, liabilities, and capital and surplus.

The Company recorded noncash exchanges of certain assets with affiliated parties totaling $50.4 and $173.4, in 2005 and 2004, respectively.

32	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

Total amounts due from or owed to affiliates at December 31, 2005 and 2004 are included in the following balance sheet captions:

	At December 31,
	2005	2004
Assets:
Receivable from parent, subsidiaries, and affiliates	$5.4	$23.2
Other assets	3.8	3.8

	$9.2	$27.0

Liabilities:
Other liabilities	$37.7	$43.0
Federal and foreign income taxes	7.0	—
Payable to parent, subsidiary, and affiliates	39.8	57.9

	$84.5	$100.9

(6)	Pension and Defined Benefit Plan

The Company has no employees, however, it is allocated costs for services provided by employees of affiliated companies (Genworth Employees).

Prior to September 27, 2005, Genworth Employees participated in the GE Pension Plan. Costs are allocated to the Company as a percentage of the employee’s base salary. Pension costs allocated to the Company amounted to $0.4 and $0.5 for 2005 and 2004, respectively. The Company has no legal obligation for benefits under this plan.

Genworth Employees who met the required age and service requirements as of September 27, 2005 are eligible for GE medical and life insurance coverage during retirement. Expenses of the plan are charged to the Company on a per person basis. The Company’s share of expenses for retirees under these plans was $3.3 and $4.2 for 2005 and 2004, respectively. The Company has no legal obligation for benefits under these plans.

Prior to September 27, 2005, Genworth Employees participate in the GE Savings and Security Program. The Company’s share of this saving plan expense was $0.8 and $1.0 for 2005 and 2004, respectively. The Company has no legal obligation for benefits under this plan.

Prior to September 27, 2005, Genworth Employees were eligible for GE severance payments upon termination of service. Costs are allocated to the Company as a percentage of the employee’s base salary. Post employment costs allocated to the Company amounted to $0.5 and $0.8 for 2005 and 2004, respectively. The Company has no legal obligation for benefits under this plan.

33	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

Effective as of September 27, 2005, GE ceased to own more than 50% of Genworth Financial’s outstanding common stock. At that time, applicable employees ceased participating in the GE benefit plans and began participating in employee benefit plans established and maintained by Genworth.

Genworth Employees participate in the Genworth Pension Plan. Costs are allocated to the Company as a percentage of the employee’s base salary. Pension costs allocated to the Company amounted to $0.5 for 2005. The Company has no legal obligation for benefits under the plan.

Genworth Employees are eligible for Genworth medical and life insurance coverage during retirement subject to age and service requirements. Expenses of the plan are charged to the Company on a per person basis. The Company’s share of expenses for retirees under these plans was $0.1 for 2005. The Company has no legal obligation for benefits under the plan.

Genworth Employees participate in the Genworth 401K. Participation is entirely voluntary. Substantially all full time employees are eligible following the employees first day of work with the Company and part time employees who meet certain minimum hourly service requirements are eligible to participate. The Company’s share of this saving plan expense was $0.3 for 2005. The Company has no legal obligation for benefits under the plan.

Genworth Employees are eligible for Genworth severance payments upon termination of service. Costs are allocated to the Company as a percentage of the employee’s base salary. Post employment costs allocated to the Company amounted to $0.0 for 2005. The Company has no legal obligation for benefits under the plan.

(7)	Income Taxes

The components of the net deferred tax assets and deferred tax liabilities in the Company’s Statements of Admitted Assets, Liabilities, and Capital and Surplus at December 31, 2005 and 2004 consist of the following:

	2005	2004
Gross deferred tax assets (admitted and nonadmitted)	$194.5	$409.5
Gross deferred tax liabilities	(2.3)	(2.9)

Net deferred tax assets	192.2	406.6
Nonadmitted deferred tax assets	(148.1)	(352.9)

Net admitted deferred tax assets	$44.1	$53.7

Increase (decrease) in deferred tax assets nonadmitted	$(204.8)	$162.8

34	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The provisions for incurred taxes on earnings for the year ended December 31, 2005 and 2004 are:

	2005	2004
Federal income tax (benefit)	$(6.0)	$14.2
Federal income tax (benefit) provision on net capital gains	1.6	20.0

Federal income taxes reported	$(4.4)	$34.2

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2005 and 2004 are as follows:

	2005	2004
Deferred tax assets:
Investments	$18.1	$26.7
Miscellaneous receivables	6.4	6.2
Fixed assets	11.7	6.3
Deferred acquisition costs	56.6	63.6
Intangibles	19.0	23.0
Guaranty fund assessments	—	1.6
Separate account assets	19.9	21.1
Reserves	50.7	50.3
Accruals	11.2	208.8
SIT	0.6	1.9
Other	0.3	—

Total deferred tax assets	194.5	409.5
Nonadmitted deferred tax asset	(148.1)	(352.9)

Admitted deferred tax asset	46.4	56.6

Deferred tax liabilities:
Investments	1.5	—
Premiums	0.8	2.7
Other	—	0.2

Total deferred tax liabilities	2.3	2.9

Net deferred tax asset	$44.1	$53.7

The change in net deferred income taxes is comprised of the following:

	2005	2004	Change
Total deferred tax assets	$194.5	$409.5	$(215.0)
Total deferred tax liabilities	(2.3)	(2.9)	0.6

Net deferred tax asset	$192.2	$406.6	$(214.4)

35	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The provision for Federal income taxes incurred is different from that which would be obtained by applying the statutory Federal income tax rate to income before income taxes. The significant items causing this difference are as follows:

	2005	2004
Current federal income taxes incurred	$(6.0)	$14.2
Change in deferred income tax (without tax on unrealized gains and losses)	214.4	(164.6)

Total income tax reported	$208.4	$(150.4)

Expected income tax expense at 35% statutory rate	$53.7	$47.3
Increase (decrease) in actual tax reported resulting from:
Deferred tax benefit of nonadmitted assets	(5.5)	(5.6)
Reinsurance	—	(175.3)
Tax (benefit) for capital gains (losses)	(8.0)	(8.4)
Statutory amortization of IMR	(9.3)	(9.7)
Separate account dividend received deduction	(6.3)	(6.6)
Reinsurance gain amortization	(16.1)	—
Other	199.9	7.9

Total income tax reported	$208.4	$(150.4)

The following are income taxes incurred in the current and prior years that will be available for recoupment in the event of future losses:

Amount
Year:
2005	$4.6
2004	29.8
2003	—

(8)	Commitments and Contingencies

(a)	Litigation

The Company, like other insurance companies, is involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurance companies, substantial damages have been sought and/or material settlement payments have been made. Except for the McBride and Allen, Maynard cases described below, the ultimate outcome of which, and any effect on the Company, cannot be determined at this time, management believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Company’s financial statements.

36	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

We were named as a defendant in a lawsuit, McBride v. Life Insurance Co. of Virginia dba GE Life and Annuity Assurance Co., related to the sale of universal life insurance policies. The complaint was filed on November 1, 2000, in Georgia state court, as a class action on behalf of all persons who purchased certain universal life insurance policies and alleges improper practices in connection with the sale and administration of universal life policies. The plaintiffs sought unspecified compensatory and punitive damages. On December 1, 2000, we removed the case to the U.S. District Court for the Middle District of Georgia. We have vigorously denied liability with respect to the plaintiffs’ allegations. Nevertheless, to avoid the risks and costs associated with protracted litigation and to resolve our differences with policyholders, we agreed in principle on October 8, 2003 to settle the case on a nationwide class basis. The settlement provides benefits to the class, and allows us to continue to serve our customers’ needs undistracted by disruptions caused by litigation. The court gave final approval to the settlement on August 12, 2004. In the third quarter of 2003, we accrued $50.0 in reserves relating to this litigation, which represents our best estimate of bringing this matter to conclusion. The precise amount of payments in this matter cannot be estimated because they are dependent upon the number of individuals who ultimately will seek relief in the claim form process of the class settlement, the identity of such claimants and whether they are entitled to relief under the settlement terms and the nature of the relief to which they are entitled. That process is currently underway. In addition, approximately 650 class members elected to exclude themselves from the class action settlement. In the fourth quarter of 2004, we reached an agreement in principle to settle the threatened claims of policyholders who had excluded approximately 500 policies from the class action settlement. We have accrued a reserve for the settlement in principle. We have also been named as a defendant in six lawsuits brought by 67 class members who elected to exclude themselves from the class action settlement. In the first quarter of 2005, we reached an agreement to settle one of those six lawsuits. Early in the second quarter of 2005, we reached an agreement in principle to settle the remaining five lawsuits, along with the threatened claims of other policyholders who, together with the plaintiffs in the five lawsuits, had excluded approximately 200 policies from the class action settlement. The lawsuit was settled and the Company paid $12.0 during 2005.

In addition, we were named as a defendant in six lawsuits brought by individuals claiming that William Maynard, one of our former dedicated sales specialists, and Anthony Allen, one of our former independent producers, converted customer monies and engaged in various fraudulent acts. In October 2003, Allen and Maynard were arrested and charged with conversion in Cumberland County, North Carolina for allegedly failing to remit $0.03 in premiums that they received from a client to GELAAC. Allen has also been indicted in Cumberland County, North Carolina for converting the funds of numerous other individuals. The six cases are Monger v. Allen, Maynard and GE Life and Annuity Assurance Company (“GELAAC”) (filed October 24, 2003), Warfel v. Allen, Maynard, adVenture Publishing and GELAAC (filed February 6, 2004), Hanrick v. Allen, Maynard and GELAAC (filed March 10, 2004), Modlin v. Allen, et al. (filed June 17, 2004), Clark v. Allen, 66 et al. (filed June 25, 2004) and Rivers v. Allen, et al. (filed February 11, 2005). The Monger and Hanrick cases have been settled. The remaining four cases were settled in principle early in the second quarter of 2005. Additionally, in the fourth quarter of 2004, we reached an agreement in principle to settle the threatened claims of a putative class of individuals who had dealings with

37	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

Allen and Maynard. We have accrued a reserve for the settlement in principle. In the first quarter of 2005, the settlement in principle became part of the resolution of the case captioned Masters v. Allen, et al., originally filed in the state court of Cumberland County, North Carolina on October 9, 2003, which added GELAAC and an affiliate as defendants pursuant to a February 28, 2005 order of the court allowing the amendment of the complaint. On May 6, 2005, the court gave final approval to the settlement.

(b)	Guaranty Association Assessments

The Company is required by law to participate in the guaranty associations of the various states in which it is licensed to do business. The state guaranty associations ensure payment of guaranteed benefits, with certain restrictions, to policyholders of impaired or insolvent insurance companies by assessing all other companies operating in similar lines of business.

There are currently several insurance companies, which had substantial amounts of life and annuity business, in the process of liquidation or rehabilitation. At December 31, 2005, the Company has accrued a liability for guaranty fund and other assessments of $1.7 and a related premium tax benefit asset of $2.6. The premium tax benefit is generally realized over a five-year period, but can vary depending on state law.

(c)	Mortgage Loan Commitments

As of December 31, 2005 and 2004, the Company was committed to fund $1.6 and $6.1, respectively, in mortgage loans. Because of the short-term nature of these commitments, the face value is a reasonable estimate of their fair value.

The Company did not have any Forward Loan Commitments outstanding as of December 31 2005.

(d)	Limited Partnership Commitments

The Company has future commitments of $0.3 on its investments in limited partnerships as of December 31, 2005.

(9)	Reinsurance

The Company follows the usual industry practices of reinsuring (ceding) portions of its risk with other companies. Use of reinsurance does not discharge an insurer from liability on the insurance ceded. The insurer is required to pay in full the amount of its insurance obligations regardless of whether it is entitled or able to receive payment from its reinsurer. The Company monitors both the financial conditions of the reinsurers as well as risk concentrations arising from activities and economic characteristics of the reinsurers to lessen the risk of default by such reinsurers.

Effective October 1, 1998, the Company ceded on a coinsurance basis its long-term care insurance contracts to GECA. At December 31, 2005 and 2004, the ceded reinsurance reserves were $79.1 and $76.6, respectively.

38	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

In 2000, the Company entered into a coinsurance agreement with Max Re, Ltd., whereby the Company ceded reserves of $73.8 related to weekly or monthly debit business in exchange for cash of $48.9. The difference of $14.7 (net of income taxes and transaction costs) was credited directly to capital and surplus. The gain is amortized as the underlying business profits emerge. Amortization of $1.7 and $1.9 was recognized in 2005 and 2004, respectively.

On April 15, 2004, the Company entered into two reinsurance agreements with UFLIC pursuant to which it ceded, effective as of January 1, 2004, substantially all of its variable annuities block of business and all of its structured settlement block of business. The Company ceded approximately $2,364.0 of variable annuity reserves and $293.2 of structured settlement reserves to UFLIC under the reinsurance agreements, and recognized a deferred reinsurance gain through surplus of $571.2 (net of Federal income taxes of $18.6) and paid $19.5 of ceding commission expense in the transaction. In addition, the Company transferred $24.5 of historical IMR to UFLIC in the transaction. The reinsurance transactions, which were entered into in connection with Genworth’s initial public offering, were reviewed and approved by the Virginia Bureau of Insurance. UFLIC was not transferred to Genworth and remains a wholly owned subsidiary of General Electric Company. Prior to entering into the reinsurance agreements, UFLIC recaptured a block of structured settlement block of annuities that had been previously been ceded to the Company. Since the recapture of this structured settlement annuity block was completed on the same terms as the reinsurance agreement, the financial terms of the recapture are included in the structured settlement annuity reinsurance information set for the above. Ceded insurance reserves to UFLIC at December 31, 2005 and 2004 totaled $2,172.1 and $2,651.1, respectively. Ceded insurance premiums to UFLIC for the years ended December 31, 2005 and 2004 were $85.1 and $248.2, respectively.

To secure the payment of its obligations to the Company under the reinsurance agreements governing the reinsurance transactions, UFLIC has established trust accounts to maintain an aggregate amount of assets with a statutory book value at least equal to the statutory general account reserves attributed to the reinsured business less an amount to be held in certain claims paying accounts and the Company is permitted to withdraw from the trust accounts amounts due to the Company pursuant to terms of the reinsurance agreements that are not otherwise paid by UFLIC.

On November 30, 2005, the Company entered into a reinsurance agreement with First Colony Life (FCL) an indirect wholly owned subsidiary, on an indemnity coinsurance, funds withheld basis, to cede 90% of the institutional liabilities arising from the funding agreements issued as part of its Registered Note Program. The aggregate amount of the funding agreement liabilities that can be ceded to FCL is capped at $2,000 (the Maximum Program Amount), provided, however, that FCL can increase this amount to $3,000 with 30 days prior written notice. As of December 31, 2005, $270.4 had been ceded to FCL pursuant to the agreement.

The Reinsurance premium which is payable to FCL will be the quota share of the deposits received by the Company from the funding agreements. FCL is obligated to pay the Company an expense allowance to cover the quota share of the Institutional Notes Program costs along with the quota share of the payments made by the Company under the Funding agreements. FCL will not pay a ceding commission to

39	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

GELAAC. GELAAC will withhold amounts due to FCL as security for the performance of FCL’s obligations under the Reinsurance Agreement. GELAAC will be required to invest the withheld amounts pursuant to investment guidelines agreed to with FCL and to pay the net investment income on such amounts to FCL. Amounts due under the Reinsurance Agreement will be settled no less frequently then quarterly.

The Reinsurance Agreement will remain in force as long as any of the reinsured funding agreements remain outstanding. The Reinsurance Agreement will terminate with respect to new funding agreements once the Maximum Program Amount has been reached. In addition, GELAAC may, at its option upon prior notice to FCL, cease reinsuring new funding agreements under the Reinsurance Agreement.

The effects of reinsurance on premiums earned and benefits incurred for the years ended December 31, 2005 and 2004 were as follows:

	Premiums earned		Benefits incurred
	2005	2004	2005	2004
Direct	$1,419.5	$1,764.3	$391.6	$402.3
Assumed	13.8	14.4	15.1	14.2
Ceded	(131.6)	(300.4)	(157.9)	(172.5)

Net	$1,301.7	$1,478.3	$248.8	$244.0

The Company did not commute any reinsurance contracts during 2005.

The Company does not have any retrospectively rated contracts or contracts subject to redetermination.

(10)	Statutory Capital and Surplus and Dividend Restriction

The NAIC utilizes Risk-Based Capital (RBC) to evaluate the adequacy of statutory capital and surplus in relation to risks associated with: (i) asset risk, (ii) insurance risk, (iii) interest rate risk, and (iv) business risk. The RBC formula is designed as an early warning tool for the states to identify potential undercapitalized companies for the purpose of initiating regulatory action. In the course of operations, the Company periodically monitors the level of its RBC and it exceeded the minimum required levels as of December 31, 2005 and 2004.

State insurance departments, which regulate insurance companies, recognize only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under law, and for determining whether its financial condition warrants payment of a dividend to its shareholders.

The Company is restricted by the Commonwealth of Virginia Insurance Code as to the amount of dividends that may be paid within a 12-consecutive-month period without regulatory consent. That restriction is the lesser of statutory net gain from operations for the previous year or 10% of total capital and surplus at December 31 of the previous year. At December 31, 2005, approximately $47.6 was available without prior approval for dividend payments in 2006.

40	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The Company’s preferred stock pays cumulative cash dividends at an annual rate of 8% of the par value of $0.001 per share. During 2005 and 2004, the Company paid a cash dividend on the preferred stock of $9.6 and $9.6, respectively.

On December 13, 2005, the Company paid a dividend in the amount of $440.3 to General Electric Capital Assurance Company (GECA, renamed Genworth Life Insurance Company as of January 1, 2006).

(11)	Separate Accounts

The Company’s separate accounts represent the assets and liabilities related to the Company’s variable annuity contracts and are not guaranteed or supported by other general investments of the Company. In addition, to facilitate operation of the separate accounts, the Company has seed money invested therein which is reflected in the Company’s invested assets. The Company earns mortality and expense risk fees from the separate accounts and assesses withdrawal charges in the event of early withdrawals. The assets are carried at fair value and are offset by liabilities that represent such policyholders’ equity in those assets. The net investment income generated from these assets is not included in the Statutory Statements of Summary of Operations.

Information regarding the separate accounts of the Company is as follows:

Nonguaranteed separate accounts
Premiums, considerations or deposits for the year ended December 31, 2005	$990.0
Reserves at December 31, 2005
For accounts with assets:
At market value	$8,982.3
By withdrawal characteristics:
At market value	8,625.6

41	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

Reconciliation of net transfers to (from) separate accounts for the year ended December 31, 2005 is as follows:

Transfers as reported in the summary of operations of the separate account statement:
Transfers to separate accounts	$990.0
Transfers from separate accounts	(1,218.3)

Net transfers from separate accounts, per the separate account statement	(228.3)
Reconciling adjustments:
Accrued expense allowance recognized in reserves	245.5
Transfer gain/loss and other	796.6

Net transfers to separate accounts, per the statutory statement of summary of operations	$813.8

All assets, liabilities, and surplus related to the separate accounts have been recorded in the financial statements.

(12)	Leases

The Company has entered into various lease obligations for field offices throughout the country as well as an operating lease for office equipment. These obligations are part of our normal business operations and are not material in the aggregate.

(13)	Fair Value Disclosures

The fair values of financial instruments presented below are estimates of the fair values at a specific point in time using available market information and valuation methodologies considered appropriate by management. These estimates are subjective in nature and involve uncertainties and significant judgment in the interpretation of current market data. Therefore, the fair values presented are not necessarily indicative of amounts the Company could realize or settle currently. The Company does not necessarily intend to dispose of or liquidate such instruments prior to maturity.

The carrying value of policy loans, short-term investments, payables and receivables that are financial instruments approximates fair value at December 31, 2005 and 2004, and therefore is not presented in the table below.

42	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

At December 31, 2005 and 2004, the carrying amounts (under SAP) and fair values (under GAAP) of the Company’s financial instruments were as follows:

	2005		2004
Financial instruments	Carrying amount	Fair value	Carrying amount	Fair value
Bonds	$4,931.5	$4,954.9	$6,578.3	$6,722.7
Preferred stocks – nonaffiliates	—	—	0.1	0.1
Mortgage loans	1,001.3	1,013.3	1,172.3	1,252.4
Options	2.5	2.5	0.6	0.6
Interest rate swaps	4.1	1.1	(0.1)	(2.4)
Limited partnership interests	55.3	55.9	51.1	53.0

The fair value of bonds and preferred stocks equals quoted market price, if available. If a quoted market price is not available, fair values are estimated based on management’s judgment using market prices for similar instruments.

The fair value of mortgage loans is estimated by discounting the estimated future cash flows using interest rates applicable to current loan origination, adjusted for credit risks.

The fair value of all derivative swaptions and swaps is based on comparable market transactions, discounted future cash flows, quoted market prices, and/or estimates of the cost to terminate or otherwise settle obligations.

43	(Continued)

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Notes to Statutory Financial Statements

December 31, 2005 and 2004

(Dollar amounts in millions)

The carrying amount and fair value of limited partnerships are determined based on either the cost or equity method of accounting, depending on the percentage ownership of the partnership.

(14)	Reconciliation to Annual Statement

The accompanying statutory financial statements do not agree to the 2005 and 2004 Annual Statement of the Company. The differences in the Statutory Statement of Admitted Assets, Liabilities, and Capital and Surplus, and the Statutory Statement of Changes in Capital and Surplus are due to the corrections for deferred taxes. The following table summarizes the differences:

	As reported in the 2005 annual statement	Difference	As reported on accompanying statutory financial statements
Statutory statement of admitted assets, liabilities, and capital and surplus:
Unassigned surplus	$140.8	$—	$140.8
Statutory statement of changes in capital and surplus:
Change in nonadmitted assets	2.5	200.7	203.2
Change in net deferred income tax	(13.4)	(201.0)	(214.4)
Total capital and surplus	476.0	—	476.0

	As reported in the 2004 annual statement	Difference	As reported on accompanying statutory financial statements
Statutory statement of admitted assets, liabilities, and capital and surplus:
Deferred tax assets	$53.4	$0.3	$53.7
Unassigned surplus	482.0	0.3	482.3
Statutory statement of changes in capital and surplus:
Change in nonadmitted assets	21.7	(200.7)	(179.0)
Change in net deferred income tax	(36.4)	201.0	164.6
Total capital and surplus	817.2	0.3	817.5

44

Schedule 1

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Schedule of Selected Data

Year ended December 31, 2005

(Dollar amounts in millions)

Investment income earned:
U.S. Government bonds		$1.2
Other bonds (nonaffiliates)		306.5
Preferred stocks (nonaffiliates)		—
Common stocks of affiliates		—
Mortgage loans		65.1
Real estate		—
Policy loans		10.1
Cash on hand and on deposit and Short-term investments		4.0
Other invested assets		2.1
Other		3.5
Derivative instruments		(0.6)

Gross investment income		$391.9

Real estate owned – book value less encumbrances		$3.5

Mortgage loans – book value:
Commercial mortgages		$1,001.3

Mortgage loans by standing – book value:
Good standing		$1,000.5

Good standing with restructured terms	$

Interest overdue more than 90 days, not in foreclosure	$

Foreclosure in process		$0.8

Other long-term assets – statement value		$55.3

Collateral loans	$

Bonds and stocks of parents, subsidiaries, and affiliates – book value:
Bonds		$323.0

Preferred stocks		$2.6

Common stocks		$—

Bonds and short-term investments by class and maturity:
Bonds and short-term investments by maturity – statement value:
Due within one year or less		$992.1
Over 1 year through 5 years		2,133.5
Over 5 years through 10 years		1,177.9
Over 10 years through 20 years		352.8
Over 20 years		599.1

Total by maturity		$5,255.4

Bonds and short-term investments by class – statement value:
Class 1		$3,398.6

Class 2		1,494.9
Class 3		282.6
Class 4		66.6
Class 5		9.6
Class 6		3.1

Total by class		$5,255.4

45	(Continued)

Schedule 1

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Schedule of Selected Data

Year ended December 31, 2005

(Dollar amounts in millions)

Total bonds and short-term investments publicly traded	$3,618.7

Total bonds and short-term investments privately placed	$1,636.7

Preferred stocks – statement value	$2.6

Common stocks (nonaffiliates) – market value	$—
Short-term investments – book value	$323.9

Options, caps, and floors owned – statement value	$2.5

Options, caps, and floors written and in force – statement value	$—

Collar, swap, and forward agreements open – statement value	$4.1

Futures contracts open – current value	$—

Cash on deposit	$(22.8)

Life insurance in force (gross):
Industrial	$83.9

Ordinary	$23,742.6

Credit life	$0.3

Group life	$30.7

Amount of accidental death insurance in force under ordinary policies	$346.3

Life insurance policies with disability provisions in force:
Industrial	$0.8

Ordinary	$4,213.6

Credit life	$—

Group life	$20.6

Supplementary contracts in force:
Ordinary – not involving life contingencies:	$129.5
Amount on deposit

Income payable	$7.8

Ordinary – involving life contingencies:
Income payable	$3.9

Group – not involving life contingencies:
Amount on deposit	$—

Income payable	$—

Group – involving life contingencies:
Income payable	$—

Annuities:
Ordinary:
Immediate – amount of income payable	$3.3

Deferred – fully paid account balance	$1,976.4

Deferred – not fully paid – account balance	$686.6

Group:
Amount of income payable	$6.6

Fully paid account balance	2,423.7

Not fully paid – account balance	—

Accident and health insurance – premiums in force:
Ordinary	$84.5

Group	$0.8

Credit	$—

46	(Continued)

Schedule 1

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Schedule of Selected Data

Year ended December 31, 2005

(Dollar amounts in millions)

Deposit funds and dividend accumulations:
Deposit funds – account balance	$—

Dividend accumulations – account balance	$—

Claim payments 2005:
Group accident and health – year ended December 31, 2005:
2005	$0.9

2004	$0.1

2003	$—

2002	$—

2001	$—

Prior	$—

Other accident and health – year ended December 31, 2005:
2005	$50.8

2004	$6.0

2003	$0.1

2002	$—

2001	$—

Prior	$0.1

Other coverages that use developmental methods to calculate claims reserves:
Claims reserves:
2005	$—

2004	$—

2003	$—

2002	$—
2001	$—

Prior	$—

See accompanying independent auditors’ report.

Schedule 2

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity insurance Company as of January 1, 2006)

Supplemental Investment Risk Interrogatories

Year ended December 31, 2005

(Dollar amounts in millions)

1.	Total admitted assets at December 31, 2005:	$6,619.0

2.	State by investment category the ten largest exposures to a single issuer/borrower/investment, excluding (i) U.S. Government, U.S. Government agency securities, and those U.S. Government money market funds listed in the Appendix to the SVO Purposes and Procedures Manual as exempt, (ii) property occupied by the Company, and (iii) policy loans.

Investment Description / Category		Amount	Percentage of total admitted assets
Oriole CDO Inc	Parent, Subs. & Affiliates	$323.0	4.9%
JP Morgan Chase Com Mtg	Industrial & Miscellaneous	91.2	1.4
Citibank Institutional Money Market	Short-Term	83.0	1.3
Evergreen Funds	Short-Term	75.1	1.1
LB-UBS Comm Mortgage Trust	Industrial & Miscellaneous	57.5	0.9
MBNA Master Credit Card Trust	Industrial & Miscellaneous	51.4	0.8
Progress Energy Inc	Public Utilities (Unaffiliated)	49.9	0.8
Morgan Stanley Dean Witter Cap	Industrial & Miscellaneous	47.0	0.7
STEER	Industrial & Miscellaneous	46.1	0.7
Morgan Stanley Capital 1	Industrial & Miscellaneous	45.7	0.7

3.	State the amount and percentages of the reporting entity’s total admitted assets held in bonds and short-term investments, and preferred stocks by NAIC rating.

Bonds and short-term investments			Preferred stocks
NAIC-1	$3,398.6	51.3%	P/PSF-1	$3	—
NAIC-2	1,494.9	22.6
NAIC-3	282.6	4.3
NAIC-4	66.6	1.0
NAIC-5	9.6	0.1
NAIC-6	3.1	—

4.	Assets held in foreign investments are more than 2.5% of the reporting entity’s total admitted assets.

5.	Aggregate foreign investment exposure categorized by NAIC sovereign rating:

	Amount	Percentage of total admitted assets
Countries rated NAIC-1	$345.2	5.2%
Countries rated NAIC-2	12.8	0.2
Countries rated NAIC-3 or below	121.8	1.8

6.	Two largest foreign investment exposures to a single country, categorized by the country’s NAIC sovereign rating:

Countries rated NAIC-1	Amount	Percentage of total admitted assets
United Kingdom	$96.1	1.5%
Australia	91.9	1.4

Countries rated NAIC-2
South Africa	8.6	0.1%
Mexico	2.4	—

48	(Continued)

Schedule 2

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity insurance Company as of January 1, 2006)

Supplemental Investment Risk Interrogatories

Year ended December 31, 2005

(Dollar amounts in millions)

Countries rated NAIC-3 or below
Turkey	26.9	0.4%
Russia	12.4	0.2

7.	List the ten largest nonsovereign (i.e., nongovernmental) foreign issues:

NAIC rating	Investment category	Amount	Percentage of total admitted assets
1	Barclays Bank PLC	$36.6	0.6%
1	Transurban Finance Co	21.0	0.3
2	TIB Card Receivables	19.9	0.3
3	Atlantic & Western Re	15.0	0.2
2	Tabcorp Investments	15.0	0.2
1	Kleinwort Benson Group	14.6	0.2
1	BHP Billiton Finance	13.7	0.2
1	FMA CBO Funding Ltd.	13.2	0.2
1	Svenska Handelsbanken	12.9	0.2
1	BNP Paribas	11.5	0.2

8.	The Company’s total Canadian investments are less than 2.5% of total admitted assets.

9.	The Company holds no investments with contractual sales restrictions.

10.	The Company’s total equity interests are less than 2.5% of total admitted assets.

11.	The Company’s total investment in nonaffiliated, privately placed equities is less than 2.5% of total admitted assets.

12.	The Company has no general partnerships.

13.	List of ten largest mortgages.

Type (residential, commercial, agriculture)	Amount	Percentage of total admitted assets
Commercial	$47.0	0.7%
Commercial	30.1	0.5
Commercial	22.9	0.3
Commercial	20.8	0.3
Commercial	20.1	0.3
Commercial	19.7	0.3
Commercial	18.1	0.3
Commercial	17.2	0.3
Commercial	16.8	0.3
Commercial	15.5	0.2

14.	Aggregate mortgage loans having the following loan-to-value ratios as determined from the most current appraisal as of the annual statement date:

Loan-to-value	Commercial
Above 95%		$—%
91% to 95%		—
71% to 80%	15.4	0.2
Below 70%	985.9	14.9

		15.1%

49	(Continued)

Schedule 2

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity insurance Company as of January 1, 2006)

Supplemental Investment Risk Interrogatories

Year ended December 31, 2005

(Dollar amounts in millions)

	Amount	Percentage of total admitted assets
Restructured mortgage loans	$0.8	—%

15.	The Company’s investment in real estate is less than 2.5% of total admitted assets.

16.	State the amounts and percentages of the reporting entity’s total admitted assets subject to securities lending agreements, repurchase agreements, reverse repurchase agreements, dollar repurchase agreements, or dollar reverse repurchase agreements.

			At end of each quarter
	At year end		1st Qtr	2nd Qtr	3rd Qtr
Securities lending	$—	—%	$324.4	$355.4	$291.4

17.	The Company does not hold warrants.

18.	State the amounts and percentages indicated below of potential exposure (defined as the amount determined in accordance with the NAIC Annual Statement Instructions) for collars, swaps, or forwards.

	At year end
	Amount	Percentage of total admitted assets	At end of each quarter
			1st Qtr	2nd Qtr	3rd Qtr
Hedging	$0.4	—%	$1.7	$1.7	$1.7
Other	1.2	—	—	—	—

19.	State the amounts and percentages indicated below of potential exposure (defined as the amount determined in accordance with the NAIC Annual Statement Instructions) for futures.

	At year end
	Amount	Percentage of total admitted assets	At end of each quarter
			1st Qtr	2nd Qtr	3rd Qtr
Other	$0.2	—%	$—	$—	$—

20.	State the amounts and percentages indicated below for warrants not attached to other financial instruments, options, caps, and floors.

	Owned		Written
	Amount	Percentage of total admitted assets	Amount	Percentage of total admitted assets
Other	$2.5	—%	$—	—%

21.	The Company holds derivatives in the amount of $6.6 which is recorded as a write-in for invested assets category on the Summary Investment Schedule.

See accompanying independent auditors’ report.

50

Schedule 3

GE LIFE AND ANNUITY ASSURANCE COMPANY

(Renamed Genworth Life and Annuity Insurance Company as of January 1, 2006)

Summary Investment Schedule

Year ended December 31, 2005

(Dollar amounts in millions)

Investment categories	Gross Investment Holdings*		Admitted invested assets as reported in the annual statements
Bonds:
U.S. Treasury Securities	$0.9	—%	$0.9	—%
U.S. Government agency and corporate obligations (excluding mortgage-backed securities):
Issued by U.S. Government agencies	16.5	0.3	16.5	0.3
Issued by U.S. Government-sponsored agencies	51.8	0.8	51.8	0.8
Foreign government (including Canada, excluding mortgage-backed securities)	98.9	1.5	98.9	1.5
Securities issued by states, territories, and possessions and political subdivisions in the U.S.:
Political subdivisions of states, territories, and possessions and political subdivisions general	11.7	0.2	11.7	0.2
Mortgage-backed securities (includes residential and commercial MBS):
Pass-through securities:
Guaranteed by GNMA	13.3	0.2	13.3	0.2
Issued by FNMA and FHLMC	1.7	—	1.7	—
All other privately issued
CMOs and REMICs:
Issued by FNMA, FHLMC, and GNMA	77.3	1.2	77.3	1.2
Issued by non-U.S. Government issuers and collateralized by mortgage-backed securities issued or guaranteed by agencies	172.3	2.7	172.3	2.7
All other privately issued	666.4	10.3	666.4	10.3
Other debt and other fixed income securities (excluding short-term):
Unaffiliated domestic securities (includes credit tenant loans rated at SVO)	3,403.5	52.6	3,403.5	52.6
Unaffiliated foreign securities	412.1	6.4	412.1	6.4
Equity interests:
Investments in mutual funds
Preferred stocks:
Affiliates	2.6	—	2.6	—
Nonaffiliates	—	—	—	—
Other equity securities:
Affiliates	—	—	—	—
Nonaffiliates	—	—	—	—
Mortgage loans:
Commercial loans	1,001.3	15.5	1,001.3	15.5
Single family residential properties	5.0	0.1	5.0	0.1
Real estate investments:				—
Property occupied by company	3.2	—	3.2	—
Property held for production of income	0.3	—	0.3	—
Policy loans	158.3	2.4	158.3	2.4
Receivable for securities	8.8	0.1	8.8	0.1
Cash and short-term investments	301.1	4.7	301.1	4.7
Other invested assets	62.6	1.0	62.0	1.0

Total invested assets	$6,469.6	100.0%	$6,469.0	100.0%

*	Gross Investment Holdings as valued in compliance with NAIC Accounting Practices and Procedures Manual

See accompanying independent auditors’ report.

51